UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 23, 2006
Global Traffic Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51838 (Commission File Number)	33-1117834 (IRS Employer Identification No.)

800 Second Avenue, 5th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)
(212) 896-1255
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
SIGNATURE

Item 1.01. Entry into Material Definitive Agreement.
     On March 23, 2006, Global Traffic Network, Inc. (the “Company”) entered into an underwriting agreement with Feltl and Company (the “Underwriter”) relating to the Company’s issuance and sale to the Underwriter of 3,800,000 shares of the Company’s common stock in connection with the initial public offering of the Company’s common stock at a price to the public of $5.00 per share (the “Offering”). In addition, the Company has granted the Underwriter a 45-day option to purchase up to 570,000 additional shares of the Company’s common stock to cover over-allotments, if any. The underwriting agreement contains customary representations and warranties, closing conditions and indemnification obligations. The Offering is expected to close on March 29, 2006.
     A copy of the underwriting agreement is incorporated by reference to Exhibit 1.1 to this Current Report on Form 8-K. The above description of the material terms of the underwriting agreement is qualified in its entirety by reference to such exhibit.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement dated March 23, 2006 by and between the Company and Feltl and Company, Inc. (the form of which is incorporated by reference to Exhibit 1.1 to the Company’s Amendment No. 6 to Form S-1 Registration Statement (SEC File 333-130417) filed on March 17, 2006).
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Traffic Network, Inc.
Date: March 28, 2006	By:	/s/ Scott E. Cody
Scott E. Cody
Chief Operating Officer & Chief Financial Officer